THIRD AMENDMENT TO THE
CUSTODY AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block, to the Custody Agreement, dated as of December 20, 2017, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit B of the Agreement to add the RiverPark Strategic Income Fund; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK, NATIONAL ASSOCIATION

By: /s/ John P. Buckel	By: /s/ Gregory Farley
Printed Name: John P. Buckel	Printed Name: Gregory Farley
Title: President	Title: Senior Vice President
Date: 4/12/2023	Date: 4/13/2023

EXHIBIT B

to the Trust for Professional Managers Custody Agreement
Fund Names

Name of Series

CrossingBridge Low Duration High Yield
CrossingBridge Ultra-Short Duration Fund CrossingBridge Responsible Credit Fund RiverPark Strategic Income Fund

EXHIBIT C

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
____ basis points
$ ____ - Minimum annual fee per fund
Plus, portfolio transaction fees

Portfolio Transaction Fees
▪$ ____ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪$ ____ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non- depository transaction
▪$ ____ - Option/SWAPS/future contract written, exercised or expired
▪$ ____ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪$ ____ - Physical security transaction
▪$ ____ - Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
▪Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪$ ____ per custody sub account per year (e.g., per sub – adviser, segregated account, etc.)
▪Class Action Services - $____ filing fee per class action per account, plus ____% of gross proceeds, up to a maximum per recovery not to exceed $ ____.
▪No charge for the initial conversion free receipt.
▪Overdrafts - charged to the account at prime interest rate plus ____% unless a line of credit is in place.
▪Third Party lending - Additional fees will apply
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina			Hungary			Portugal
Australia			Iceland			Qatar
Austria			India			Romania
Bahrain			Indonesia			Russia
Bangladesh			Ireland			Saudi Arabia
Belgium			Israel			Serbia
Bermuda			Italy			Singapore
Botswana			Japan			Slovakia
Brazil			Jordan			Slovenia
Bulgaria			Kenya			South Africa
Canada			Kuwait			South Korea
Chile			Latvia			Spain
China Connect			Lithuania			Sri Lanka
China (B Shares)			Luxembourg			Sweden
Colombia			Malaysia			Switzerland
Costa Rica			Malta			Tanzania
Croatia			Mauritius			Taiwan
Cyprus			Mexico			Thailand
Czech Republic			Morocco			Tunisia
Denmark			Namibia			Turkey
Egypt			Netherlands			UAE
Estonia			New Zealand			Uganda
Euroclear (Eurobonds)			Nigeria			Ukraine
Euroclear (Non- Eurobonds)			Norway			United Kingdom
Finland			Oman			Uruguay
France			Pakistan			Vietnam
Germany			Panama			West African Economic Monetary Union (WAEMU)
Ghana			Peru			Zambia
Greece			Philippines			Zimbabwe
Hong Kong			Poland
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee
$ ____ monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."

Miscellaneous Expenses
▪Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Advisor’s signature below acknowledges approval of the fee schedule above.

CrossingBridge Advisors LLC

By: /s/ John P. Conner, Jr.
Name: John P. Conner, Jr.
Title: Authorized Agent
Date: April, 13th, 2023